EXHIBIT 5.1


                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 Avenue of the Americas, 21st Flr.
                               New York, NY 10018

                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                December 17, 2004

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

     RE: International Card Establishment, Inc. Form SB-2 Registration Statement
         (File No. 333-116956)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by International Card Establishment, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of International Card, certificates of officers of International Card and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the shares of common stock being sold pursuant to the Registration Statement, are duly authorized, legally and validly issued, and fully paid and non-assessable.

In addition, the 7,884,878 shares of common stock underlying warrants, being sold pursuant to the Registration Statement, are duly authorized and will be, upon exercise, legally and validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.





                    /s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP
                    _______________________________________
                        SICHENZIA ROSS FRIEDMAN FERENCE LLP

                            KYLE L. TINGLE, CPA, LLC
                          PERSONAL FINANCIAL PLANNING,
                        BUSINESS SERVICES & TAX PLANNING


December 17, 2004

TO WHOM IT MAY CONCERN:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated April 21, 2004 accompanying the audited financial statements of International Card Establishment, Inc. as of December 31, 2003, in the Registration Statement on Form SB-2, Post Effective Amendment No. 1, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

                          Very truly yours,





                          /s/ KYLE L. TINGLE, CPA, LLC
                          _____________________________
                              Kyle L. Tingle
                              Kyle L. Tingle, CPA, LLC



P.O. Box 50329
Henderson, Nevada 89016
Phone:(702) 450-2200
Fax:(702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com